UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2010

Commission File Number: 0-07914

EARTHSTONE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-0592823
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

633 17th Street, Suite 1645 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 296-3076
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 - AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On February 26, 2010, Earthstone Energy, Inc. (the “Company”) filed its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State.  The Amended and Restated Certificate of Incorporation was approved by stockholders of the Company at the Company’s 2009 Annual Meeting of Stockholders and the amendments to the Company’s Certificate of Incorporation were previously disclosed in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 5, 2009.

On February 26, 2010, the Board of Directors of the Company amended and restated the Company’s bylaws in order to, among other things, reflect recent changes made to the Company’s Certificate of Incorporation, remove certain outdated and redundant provisions that existed in our prior bylaws with respect to corporate governance, stockholder and director meeting procedures, and indemnification procedures.  Changes to our bylaws include, among other things: (i) amendments to reflect the new name of the Company; (ii) expansion of certain provisions with respect to stockholders’ meetings and record dates; (iii) amendments in respect of corporate governance, board committees, and board meetings; (iv) amendments to certain provisions in respect of officers and their duties; (v) amendments to certain provisions in respect of share certificates; and (vi) removal of indemnification provisions.

The foregoing descriptions of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are qualified in their entirety by reference to the Amended and Restated Bylaws, dated February 26, 2010, and Amended and Restated Certificate of Incorporation, dated February 26, 2010, copies of which are attached to this Current Report on Form 8-K as Exhibit 3(i) and Exhibit 3(ii), respectively, and are incorporated herein by reference.

 ITEM 9.01 - EXHIBITS

(d) Exhibits.

Exhibit No.	Description

3(i)	Amended and Restated Certificate of Incorporation, dated February 26, 2010

3(ii)	Amended and Restated Bylaws, dated February 26, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date: March 3, 2010	By: /s/ Ray Singleton
Ray Singleton
President and Chief Executive Officer